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                                                                EXHIBIT 21(b)(3)


                               THIRD AMENDMENT TO
                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT

     This Third Amendment to Shareholder Protection Rights Agreement is made and entered into effective March 12, 1999, by and between GENTEX CORPORATION (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY (the "Rights Agent").


                                  WITNESSETH:

     WHEREAS, the Company currently has outstanding 72,494,242 shares of its
common stock; and                                   ----------

     WHEREAS, the aforementioned shares of common stock are subject to a certain Shareholder Protection Rights Agreement effective August 26, 1991, between the Company and the Rights Agent; and

     WHEREAS, by virtue of a previous amendment to the aforementioned Rights Agreement and a subsequent stock dividend, the Exercise Price pursuant to the Rights Agreement is currently at $27.

     NOW, THEREFORE, pursuant to Section 5.4 of the aforementioned Rights Agreement, the Company and the Rights Agent hereby amend and restate Section 1.7 of the Rights Agreement to read as follows:

               1.7 "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $40."

     Except for the amendment to Section 1.7 set forth above, the aforementioned Shareholder Protection Rights Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the date specified above.

                                                              GENTEX CORPORATION

                                                   By /s/ Connie Hamblin
                                                      --------------------------

                                                       Its Corporate Secretary
                                                          ----------------------

                                                         AMERICAN STOCK TRANSFER
                                                         AND TRUST COMPANY

                                                  By /s/ HERBERT J. LEMMER
                                                     ---------------------------

                                                       Its HERBERT J. LEMMER
                                                          ----------------------
                                                           VICE PRESIDENT